Exhibit 2.1









                            ASSET PURCHASE AGREEMENT

                                  by and among

                                FARM FRESH, INC.,

                             RICHFOOD HOLDINGS, INC.

                                       and

                             FF ACQUISITION, L.L.C.,

                                   dated as of

                                November 26, 1997



                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                             Number
                                                                                                             ------
ARTICLE I             Definitions...............................................................................  1
         Section 1.1       Certain Definitions..................................................................  1

ARTICLE II            Commencement of Bankruptcy Case; Closing; Purchase and Sale...............................  8
         Section 2.1       Commencement of Bankruptcy Case......................................................  8
         Section 2.2       Time and Place of Closing............................................................  8
         Section 2.3       Purchase and Sale of Assets and Assumption of Liabilities............................  8
         Section 2.4       Purchase Price....................................................................... 12
         Section 2.5       Deliveries........................................................................... 13
         Section 2.6       Inventory and Supplies in Transit.................................................... 14
         Section 2.7       Allocation of Purchase Price......................................................... 15

ARTICLE III           Representations and Warranties of Seller.................................................. 15
         Section 3.1       Incorporation; Good Standing; Subsidiaries........................................... 15
         Section 3.2       Authorization........................................................................ 16
         Section 3.3       Title to and Sufficiency of Assets................................................... 17
         Section 3.4       Contracts............................................................................ 17
         Section 3.5       Litigation........................................................................... 18
         Section 3.6       Labor Matters........................................................................ 18
         Section 3.7       Employee Benefit Plans............................................................... 18
         Section 3.8       Environmental Conditions............................................................. 19
         Section 3.9       Compliance with Law.................................................................. 19
         Section 3.10      Permits.............................................................................. 19
         Section 3.11      Taxes................................................................................ 20
         Section 3.12      Books and Records.................................................................... 20
         Section 3.13      Real Property........................................................................ 20
         Section 3.14      Intangibles.......................................................................... 21
         Section 3.15      Fees and Expenses of Brokers and Others.............................................. 21
         Section 3.16      Accounts Receivable.................................................................. 22
         Section 3.17      Seller SEC Reports................................................................... 22
         Section 3.18      Insurance............................................................................ 22
         Section 3.19      Affiliated Transactions.............................................................. 23
         Section 3.20      No Adverse Change.................................................................... 23
         Section 3.21      Absence of Undisclosed Liabilities................................................... 23
         Section 3.22      No Other Representations or Warranties............................................... 23

ARTICLE IV            Representations and Warranties of Richfood and Buyer...................................... 24
         Section 4.1       Organization; Incorporation; Good Standing........................................... 24
         Section 4.2       Capitalization....................................................................... 24
         Section 4.3       Authorization........................................................................ 24

                                                        - i -

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         Section 4.4       Litigation........................................................................... 25
         Section 4.5       Approvals, Consents, Etc............................................................. 25
         Section 4.6       Availability of Financing............................................................ 25
         Section 4.7       Richfood SEC Reports; Disclosure Statement........................................... 25
         Section 4.8       Fees and Expenses of Brokers and Others.............................................. 26

ARTICLE V             Covenants of Seller and Buyer............................................................. 26
         Section 5.1       Investigation of Business; Access to Properties and Records.......................... 26
         Section 5.2       Cooperation.......................................................................... 27
         Section 5.3       Antitrust Compliance................................................................. 28
         Section 5.4       Further Assurances................................................................... 28
         Section 5.5       Conduct of Business.................................................................. 28
         Section 5.6       Public Announcements................................................................. 30
         Section 5.7       No Solicitation...................................................................... 30
         Section 5.8       Bulk Sales Laws...................................................................... 31
         Section 5.9       Subsidiaries......................................................................... 31
         Section 5.10      IBT Agreement........................................................................ 31
         Section 5.11      Environmental Testing and Remediation................................................ 31
         Section 5.12      Audited Financial Statements......................................................... 34

ARTICLE VI            Employees................................................................................. 34
         Section 6.1       Employment Matters................................................................... 34

ARTICLE VII           Tax Matters............................................................................... 35
         Section 7.1       Transfer Taxes....................................................................... 35
         Section 7.2       Withholding.......................................................................... 35

ARTICLE VIII          Conditions of Buyer's Obligation to Close................................................. 35
         Section 8.1       Representations, Warranties and Covenants of Seller.................................. 36
         Section 8.2       HSR Act Waiting Period; Governmental Consents........................................ 36
         Section 8.3       No Injunction or Government Action................................................... 36
         Section 8.4       Bankruptcy Court Confirmation; Effectiveness of Plan................................. 36

ARTICLE IX            Conditions to Seller's Obligation to Close................................................ 37
         Section 9.1       Representations, Warranties and Covenants of Buyer................................... 37
         Section 9.2       HSR Act Waiting Period; Governmental Consents........................................ 37
         Section 9.3       No Injunction or Government Action................................................... 37
         Section 9.4       Bankruptcy Court Confirmation; Effectiveness of Plan................................. 37

ARTICLE X             Termination............................................................................... 38
         Section 10.1      Termination.......................................................................... 38
         Section 10.2      Procedure and Effect of Termination.................................................. 39

ARTICLE XI            No Survival; Guarantee.................................................................... 40
         Section 11.1      No Survival.......................................................................... 40
         Section 11.2      Guarantee............................................................................ 40


                                                       - ii -

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ARTICLE XII           Miscellaneous............................................................................. 40
         Section 12.1      Brokers.............................................................................. 40
         Section 12.2      Counterparts......................................................................... 40
         Section 12.3      Governing Law........................................................................ 41
         Section 12.4      Entire Agreement..................................................................... 41
         Section 12.5      Expenses............................................................................. 41
         Section 12.6      Notices.............................................................................. 41
         Section 12.7      Successors and Assigns............................................................... 42
         Section 12.8      Headings; Definitions................................................................ 42
         Section 12.9      Amendments and Waivers............................................................... 42
         Section 12.10     Interpretation....................................................................... 42
         Section 12.11     Severability......................................................................... 43
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                                                       - iii -

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                             SCHEDULES AND EXHIBITS

EXHIBITS

Exhibit A                  Form of Richfood Warrant
Exhibit B                  Form of Assignment and Assumption Agreement

SCHEDULES

Schedule 1.1A              December Statement of Working Capital
Schedule 1.1B              Certain Matters Affecting Seller's Business
Schedule 1.1C              Permitted Exceptions
Schedule 1.1D              Stores
Schedule 2.3A              Owned Real Property
Schedule 2.3B              Leased Real Property
Schedule 2.3C              Software
Schedule 2.3D              Non-Assumed Contracts
Schedule 2.3E              Executive Agreements
Schedule 2.3F              Certain Excluded Liabilities
Schedule 2.4               Agreed Upon Accounting Principles for Preparation of
                           Final Statement of Working Capital
Schedule 2.7               Allocation of Purchase Price
Schedule 3.1               Subsidiaries
Schedule 3.2               Certain Required Filings and Consents
Schedule 3.4               Certain Matters Relating to Contracts
Schedule 3.5               Litigation
Schedule 3.6               Labor Matters
Schedule 3.7               Employee Benefit Plans
Schedule 3.8               Environmental Matters
Schedule 3.17              Seller SEC Reports
Schedule 3.19              Affiliated Transactions
Schedule 3.20              Adverse Changes
Schedule 4.2               Richfood Options, Warrants and Similar Rights
Schedule 4.7               Richfood SEC Reports
Schedule 5.5               Certain Planned Transactions
Schedule 5.11              Environmental Testing and Remediation

                                     - iv -


                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of November 26, 1997, is by and among Farm Fresh, Inc., a Virginia corporation ("Seller" or the "Company"), Richfood Holdings, Inc., a Virginia corporation ("Richfood"), and FF Acquisition, L.L.C., a Virginia limited liability company and wholly-owned subsidiary of Richfood ("Buyer").

                  WHEREAS, Seller owns the Assets and is or may be subject to the Assumed Liabilities (as each such term is defined herein);

                  WHEREAS, Buyer desires to purchase the Assets and assume the Assumed Liabilities from Seller, and Seller desires to sell the Assets and assign the Assumed Liabilities to Buyer, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in connection with the transactions contemplated herein, Seller, Richfood and Buyer have agreed that Seller shall commence the Bankruptcy Case in the Bankruptcy Court in order to effect the Asset Purchase pursuant to a Confirmation Order (as each such term is defined herein).

                  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Accounts Receivable" shall have the meaning given in Section 2.3(a)(ix) hereof.

                  "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, arbitrator, governmental or other regulatory or administrative agency or commission.

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or under common control with the Person specified.

                  "Asset   Purchase"   shall  mean  the   consummation   of  the
transactions contemplated by this Agreement at the Closing.

                  "Assets" shall have the meaning given in Section 2.3(a) hereof.



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                  "Assumed  Liabilities" shall have the meaning given in Section
2.3(b) hereof.

                  "Bankruptcy Case" shall have the meaning given in Section 2.1(a) hereof.

                  "Bankruptcy Code" shall mean 11 U.S.C ss.ss. 101-1330, as amended.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

                  "Books and Records"  shall mean  originals or true and correct copies of all of the books and records relating to the operation of Seller's business that are in the possession or control of Seller or its Affiliates including, without limitation: (a) all books of account, minute books and stock record books; (b) surveys (boundary and topographical), fixture plans, building, site and pylon sign drawings, structural drawings, electrical drawings, mechanical drawings, as-built drawings, warranties and guarantees relating to the condition of the improvements on the Properties and the Equipment; (c) the job title, job description, rate of pay, hire date, job classification (i.e., full-time or part-time) and social security number of Seller's employees; (d) cost schedules for land, buildings, leaseholds and equipment (including, without limitation, cost, book value and date of acquisition) included in the Assets;
(e) the Contracts, Leases and Permits; and (f) copies of all in-Store pharmacy data (including pharmacy customer profile lists) necessary for the continued operation of the Stores.

                  "Cash" shall mean U.S. currency and coin change.

                  "Cash Portion of the Purchase Price" shall have the meaning given in Section 2.4(a) hereof.

                  "Closing" shall mean the consummation of the transactions contemplated by Section 2.3.

                  "Closing Capital Lease Liability" shall mean the Company's book liability (both current and long-term) for capital leases included in the Contracts (excluding the Capital Lease for Store 841), determined as of the Closing Date in accordance with GAAP and in a manner consistent with the Company's past practice and the December Balance Sheet.

                  "Closing Date" shall have the meaning given in Section 2.2 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto and the regulations promulgated thereunder.

                  "Confidentiality Agreement" shall mean the confidentiality agreement between DLJ, on behalf of Seller, and Richfood, dated January 22, 1997.

                  "Confirmation  Order" shall have the meaning  given in Section
8.4 hereof.

                  "Contracts"   shall   have  the   meaning   given  in  Section
2.3(a)(viii) hereof.

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                  "December  Balance Sheet" shall mean the audited  consolidated balance sheet of the Company as of December 28, 1996, together with the notes thereto, in the form included in the Company's Annual Report on Form 10-K for the fiscal year then-ended.

                  "December Statement of Working Capital" shall mean the special purpose statement of consolidated working capital of the Company as of December 28, 1996, attached hereto as Schedule 1.1A.

                  "December Working Capital" shall mean $14,411,234, being the amount equal to "current assets" minus "current liabilities" as reflected on the December Statement of Working Capital.

                  "Disclosure Statement" shall have the meaning given in Section 2.1(b) hereof.

                  "DLJ" shall mean Donaldson, Lufkin & Jenrette Securities Corporation, financial advisor to Seller.

                  "Environmental Laws" shall mean all Laws and all applicable decrees, judgments, injunctions or other requirements of a Governmental Authority issued, promulgated, approved or entered thereunder, as the same are generally interpreted and enforced, relating to the environment, or imposing liability or standards of conduct concerning any Hazardous Materials or
Petroleum Products or environmental protection, as the same are now or at any time through the Closing Date in effect, together with any amendment or re-authorization thereto or thereof including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Federal Clean Air Act, as amended; the Toxic Substances Control Act, as amended; the Safe Drinking Water Act, as amended; the Pollution Control Act of 1990, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and comparable state and local Laws.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

                  "E&Y" shall mean Ernst & Young LLP, independent accountants for Richfood and Buyer.

                  "Equipment"   shall   have  the   meaning   given  in  Section
2.3(a)(iii) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" shall have the meaning given in Section 2.3(a) hereof.

                  "Excluded Liabilities" shall have the meaning given in Section 2.3(b) hereof.

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                  "Executive Agreements" shall have the meaning given in Section
2.3(a)(xix) hereof.

                  "Final Statement of Working Capital" shall mean the special purpose statement of consolidated working capital of the Company as of the effective time of Closing, to be prepared and delivered in accordance with
Section 2.4(b) hereof.

                  "Final Working Capital" shall mean an amount equal to "current assets" minus "current liabilities" as reflected on the Final Statement of Working Capital.

                  "Funded Debt" shall mean, without duplication, (i) all indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt to the extent the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all accrued interest on Funded Debt and (iii) all guaranties of Funded Debt of others.

                  "GAAP" shall mean generally accepted accounting principles as in effect in the United States on the date of the subject financial statement.

                  "Governmental   Authority"  shall  mean  any  federal,  state,
municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, or any court.

                  "Hazardous Materials" shall mean any hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are now or hereafter defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended.

                  "Intangibles"   shall  have  the  meaning   given  in  Section
2.3(a)(xi) hereof.

                  "Inventory" shall have the meaning given in Section 2.3(a)(iv) hereof.

                  "JPM" shall mean J.P. Morgan & Co., Inc., financial advisor to Richfood and Buyer.

                  "Knowledge" shall mean, with respect to any corporation, the actual knowledge of the officers of such corporation after due inquiry, and with respect to any other Person, the actual knowledge of such Person after due inquiry.

                  "KPMG"  shall  mean  KPMG  Peat   Marwick   LLP,   independent
accountants for Seller.

                  "Law" shall mean any federal, state, local or other statutory or common law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

                  "Leased Properties" shall mean the Properties that are the subject of the Leases.

                  "Leases" shall have the meaning given in Section 2.3(a)(ii) hereof.

                  "Material Adverse Effect" means any material adverse change in the condition (financial or otherwise) or results of operations of Seller, considered in the aggregate taking into account all instances in which such term is used to qualify a representation or warranty made by Seller herein; provided, however, that Material Adverse Effect (and the word "material" and phrases of like import) shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from (a) public or industry knowledge of the transactions contemplated by this Agreement (including but not limited to any action or inaction by Seller's employees, customers and vendors), (b) general economic conditions or other conditions affecting the industry in which Seller competes as a whole, including fluctuating conditions resulting from the cyclicality of Seller's business, (c) any operating losses of a nature and in an amount similar to those prevailing prior to the date hereof or that are attributable to Seller's business at the stores that are the subject of the Non-Assumed Contracts, (d) any action of the Bankruptcy Court in the Bankruptcy Case, unless such actions are in violation of or are inconsistent with, in any material respect, the terms of this Agreement, (e) the Excluded Liabilities, and (f) those matters disclosed on Schedule 1.1B attached hereto.

                  "Non-Assumed  Contracts"  shall  have  the  meaning  given  in
Section 2.3(a)(xviii) hereof.

                  "Noteholders" shall mean the record and beneficial owners of Seller's 12.25% Senior Notes due 2000 and Seller's 12.25% Senior Notes, Series A, due 2000.

                  "Owned Properties" shall have the meaning given in Section 2.3(a)(i) hereof.

                  "Partnership" shall have the meaning given in Section 3.1(c) hereof.

                  "Permits" shall have the meaning given in Section 2.3(a)(x) hereof.

                  "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products, and their respective constituents.

                  "Permitted Exceptions" shall mean, collectively: (a) all statutory or other liens for real estate taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by Seller through appropriate proceedings (including any interest and penalties on, in lieu of or for noncollection of or additions to any such taxes or assessments), provided that in the aggregate the foregoing amounts (to the extent constituting Assumed Liabilities) are accrued for on the Final Statement of Working Capital; (b) all non-monetary liens, covenants, charges, easements, restrictions and encumbrances contained (or otherwise disclosed or identified in sufficient detail such that Buyer is put on notice regarding the material facts of such liens, covenants, charges, easements, restrictions and encumbrances) in the property and lease files furnished to Buyer by Seller prior to the date hereof, including, without limitation (i) all matters, conditions and states of fact so disclosed or identified in title reports, surveys, correspondence or other documents located in such files, and (ii) all leases, subleases, licenses, concessions or service contracts, common area maintenance, reciprocal easement agreements, or other operating maintenance or development agreements contained (or so disclosed or identified) in such files; (c) all liens and encumbrances arising under applicable Law; (d) with respect to any asset which consists of a leasehold estate or possessory interest in real property, all mortgages, deeds of trust or other matters of record to which the underlying fee estate in such real property is subject; (e) all mechanics', carriers', workers', repairers' and similar liens, provided that in the aggregate the accounts payable related to the matters giving rise to such liens are accrued for on the Final Statement of Working Capital; (f) any other non-monetary liens, charges, easements, restrictions, encumbrances and other matters, if any, which do not, individually or in the aggregate, materially adversely interfere with the continued use of the property by Buyer as currently conducted by Seller; and (g) such other matters as are disclosed on Schedule 1.1C attached hereto.

                  "Person" shall mean an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Plan" shall have the meaning given in Section 2.1(b) hereof.

                  "Properties" or "Property" shall mean, collectively, the Stores, the Warehouse and the other real property Assets owned or leased by Seller, all of which are identified on Schedule 2.3A or Schedule 2.3B attached hereto.

                  "Purchase Price" shall have the meaning given in Section 2.4(a) hereof.

                  "Richfood Common Stock" shall mean shares of common stock, without par value, of Richfood.

                  "Richfood SEC Reports" shall mean (a) Richfood's Annual Report on Form 10-K for the fiscal year ended May 3, 1997, and (b) all documents filed by Richfood with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of Richfood's Annual Report on Form 10-K for the fiscal year ended May 3, 1997.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Seller Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, and all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Seller or any Affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

                  "Seller SEC Reports" shall mean (a) Seller's Annual Report on Form 10-K for the fiscal year ended December 28, 1996, and (b) all documents filed by Seller with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of Seller's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

                  "Software" shall have the meaning given in Section 2.3(a)(xiv) hereof.

                  "Stores" shall mean, collectively, the retail stores listed on
Schedule 1.1D.

                  "Subsidiary" shall have the meaning given in Section 3.1(b) hereof.

                  "Supplies" shall have the meaning given in Section 2.3(a)(v) hereof.

                  "Warehouse" shall mean the dry grocery distribution facility and offices located at Azalea Garden Road, Norfolk, Virginia.

                  "Warrants" shall mean warrants to purchase 1,500,000 shares of common stock, without par value, of Richfood, with an exercise price of $25.00 per share and a term expiring five (5) years after the Closing Date, in the form of Exhibit A to the Warrant Agreement.

                  "Warrant Agreement" shall mean the Warrant Agreement, dated as of the Closing Date, between Richfood and the warrant agent to be specified therein, in the form of Exhibit A attached hereto (subject only to such changes as may be required to complete the dates specified therein and to identify the warrant agent).

                                   ARTICLE II

           Commencement of Bankruptcy Case; Closing; Purchase and Sale

                  Section 2.1 Commencement of Bankruptcy Case. (a) As soon as practicable after the date hereof, Seller shall commence a voluntary case (the
"Bankruptcy  Case")  under  Chapter  11  of  the  Bankruptcy  Code.  Subject  to
Richfood's cooperation, Seller shall use its commercially reasonable best efforts to obtain Bankruptcy Court approval of the break-up fee and expense reimbursement provisions of Section 10.2(b) hereof as early as practicable in the Bankruptcy Case. Except as otherwise ordered by the Bankruptcy Court, the parties hereto shall cooperate in good faith to obtain such Bankruptcy Court orders as may be necessary to effect the Asset Purchase including, without limitation, the Confirmation Order, as soon as practicable following the commencement of the Bankruptcy Case. Any solicitation by Seller of its creditors and equity security holders prior to commencement of the Bankruptcy Case shall be conducted in accordance with Section 1126(b) of the Bankruptcy Code.

                  (b) Seller has delivered to Buyer a draft plan of reorganization of Seller (the "Plan") and related draft disclosure statement (the "Disclosure Statement") for use in connection with the Bankruptcy Case. Such Plan and Disclosure Statement, as the same shall be amended from time to time and filed with the Bankruptcy Court in the Bankruptcy Case, shall be in form and substance in all material respects reasonably acceptable to Buyer insofar as they relate to the transactions contemplated herein, it being understood that: (i) the most recent drafts of the Plan and the Disclosure Statement delivered to Buyer are acceptable to Buyer; and (ii) without limiting the foregoing, Seller need not seek or obtain Buyer's acceptance of provisions in the Plan or the Disclosure Statement relating to classification and treatment of creditors and interest holders, the administration of the reorganized debtor (including distribution mechanisms, corporate governance and resolution of disputed claims and interests), or release provisions (other than as such provisions relate to Buyer and its Affiliates).

                  Section 2.2 Time and Place of Closing. The Closing shall take place at the offices of Hunton & Williams, Riverfront Plaza East Tower, 951 E. Byrd Street, Richmond, Virginia 23219, or such other place as Richfood, Buyer and Seller shall mutually agree, at 10:00 a.m., local time, on the date when the conditions set forth in Articles VIII and IX shall first be fully satisfied or duly waived (or, if such date is not a business day, then on the next business day), or if Seller, Richfood and Buyer shall mutually agree on a different date, the date upon which they shall have mutually agreed (such date being referred to herein as the "Closing Date").

                  Section 2.3 Purchase and Sale of Assets and Assumption of Liabilities. (a) Subject to the satisfaction or waiver of all of the conditions set forth herein, on the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept, assume and pay for, all of Seller's right, title and interest as of the Closing Date in and to all of the tangible and intangible assets, properties and rights (other than the Excluded Assets described below) of Seller, wherever located
(hereinafter collectively referred to as the "Assets"), including, without limitation:

                           (i) all parcels of real property owned by Seller, all
                  of which are identified on Schedule 2.3A, together with all buildings, fixtures and improvements located on or attached to such real property, and all options, rights of first refusal, licenses and permits (to the extent transferable), leases, subleases, easements and rights-of-way which are appurtenant to such real property, subject to the Permitted Exceptions (the "Owned Properties");

                           (ii) all of the leases and subleases of real property
                  which are listed on Schedule 2.3B, and the related leasehold interests, licenses, permits (to the extent transferable), leases, subleases, easements and rights-of-way which are appurtenant to and subject to such leasehold interests, subject to the Permitted Exceptions (collectively, the "Leases");

                           (iii) all of the vehicles  and all of the  machinery,
                  equipment, rolling stock, tools, furniture, fixtures, leasehold improvements, pallets, phones, computer equipment, order entry devices and other items of personal property which are owned by Seller (collectively, the "Equipment");

                           (iv) all  merchandise  inventory  owned by  Seller or
                  which is in transit to the Warehouse or the Stores on the Closing Date (the "Inventory");

                           (v) all supplies, containers, labels, packaging material, maintenance supplies, raw food materials, fuel and other similar items owned by Seller which are located at the Properties or at vendors of Seller on the Closing Date (the "Supplies");

                           (vi) the amount of all transferable deposits, prepaid
                  rent and prepaid expenses made by Seller for all Leases, Contracts or Permits or otherwise relating to the Assets transferred to Buyer;

                           (vii) all of Seller's Cash and cash equivalents located at the Properties or on deposit in banking or financial institutions in any accounts or safe deposit boxes, and all checks, manufacturers' coupons, food-stamps and WIC coupons located in or at the Properties or otherwise in Seller's possession or control;

                           (viii)  all  contracts   and   agreements  of  Seller
                  relating to the operations of the Seller at the Properties, including, without limitation, any purchase orders or supply agreements for Inventory and Supplies relating to the operation of the Properties to the extent provided herein (including, without limitation, the Supply Agreement, dated as of April 12, 1991, as amended, between Richfood, Inc., Seller and certain of Seller's Affiliates, and the Milk and Meat Supply Agreement, dated as of September 23, 1994, between Richfood, Inc., Seller and certain of Seller's Affiliates); leases of or agreements relating to the maintenance, acquisition or use of the Properties or any vehicles, machinery, equipment, rolling stock, tools, furniture, fixtures, phones, computer equipment, computer software, pallets, order entry devices and other items of personal property related thereto; and all of Seller's rights with respect to, and interests in, any consigned, licensed or bailed fixtures, equipment or inventory including, without limitation, shelf end caps, displays, ice chests and food and beverage dispensing equipment (collectively, the "Contracts");

                           (ix) all accounts receivable owned by Seller, including, without limitation, accounts receivable of the Stores and the Warehouse (collectively, the "Accounts Receivable");

                           (x) all licenses and permits pertaining to the operation of Seller's business which are transferable or assignable to Buyer under applicable Law (collectively, the "Permits");

                           (xi) all trademarks, trade names, patents, servicemarks, copyrights, logos, pending applications for the foregoing and similar intangibles (collectively, the "Intangibles");

                           (xii) originals or true and complete copies of all of
                  the Books and Records that are in the possession or control of Seller or its Affiliates at Closing;

                           (xiii) all computer  hardware owned by Seller or used
                  in the operation of Seller's business that is not leased by Seller pursuant to a Contract;

                           (xiv) all computer  software  owned by Seller or used
                  in the operation of Seller's business that is not leased or licensed by Seller pursuant to a Contract including, without limitation, the software listed in Schedule 2.3C attached hereto (the "Software");

                           (xv) (A) all rights of Seller under insurance policies to which Seller is a party, a named insured or otherwise the beneficiary of coverage (the "Insurance Policies"), except directors' and officers' liability insurance and except claims for business interruption insurance relating to pre-Closing periods, and (B) copies of insurance certificates that Seller has provided to third parties pertaining to the Properties (including, without limitation, the identity of the named insureds and loss payees); and

                           (xvi) all  insurance  proceeds  receivable  by Seller
                  (except proceeds from claims for directors' and officers' liability insurance and business interruption insurance relating to pre-Closing periods) and all causes of action of Seller relating to Seller's business (including, without limitation, any causes of action arising out of any supply agreements to which Seller is a party);

provided, however, that the property, assets, contracts, leases, and rights of Seller described below (collectively, the "Excluded Assets") are expressly excluded from the definition of

"Assets" and the terms defined in Sections 2.3(a)(i)-(xvi) hereof, and from the Asset Purchase:

                           (xvii) the Cash Portion of the Purchase Price and the
                  Warrants;

                           (xviii) the leases and  contracts  listed on Schedule
                  2.3D attached hereto (the "Non-Assumed Contracts");

                           (xix) the  employment  agreements  listed on Schedule
                  2.3E attached hereto (the "Executive Agreements");

                           (xx) all Cash,  Inventory,  Accounts  Receivable  and
                  prepaid expenses owned by Seller and located at, or directly relating to, leased premises that are the subject of Non-Assumed Contracts;

                           (xxi) any  licenses  and  permits  pertaining  to the
                  operation   of  Seller's   business   which  are  not  legally
                  transferable and assignable to Buyer;

                           (xxii) all causes of action of Seller relating specifically to the Non- Assumed Contracts;

                           (xxiii)  all causes of action of Seller  relating  to
                  any actual or potential claim or demand against (A) any current or former shareholder, director, officer, employee, agent, attorney, advisor or consultant of Seller or FF Holdings or any of their respective Affiliates, or (B) the Noteholders, their steering committee and their respective attorneys and advisors;

                           (xxiv) all causes of action of Seller relating to any
                  actual or potential preferential transfer or fraudulent conveyance arising under federal or state Law, except to the extent any such claim relates to Richfood or any of its Affiliates;

                           (xxv)  all  letters  of  credit  (including,  but not
                  limited to, those posted to support Seller's workers' compensation obligations and general liability and other insurance obligations, policies and premiums), it being understood that Buyer shall post substitute letters of credit or make other satisfactory arrangements with the beneficiaries of any such letters of credit that relate to Assumed Liabilities in order to permit Seller to terminate such letters of credit at Closing;

                           (xxvi) all rights of Seller under directors' and officers' liability insurance policies, and all rights of Seller with respect to claims for business interruption insurance relating to pre-Closing periods; and

                           (xxvii)  Seller's rights under this Agreement and the
                  Plan.

                  (b) At the Closing, Buyer shall assume and agree to perform or discharge, and indemnify, defend and hold Seller harmless from and against, all of the liabilities and obligations of Seller arising out of, resulting from or relating to the operation, ownership, use or occupancy of the Properties and the Assets by Seller, whether arising before or after Closing and whether known or unknown, fixed or contingent, including, without limitation, liabilities and obligations (i) arising under the Leases, Contracts and Permits, (ii) arising under purchase orders for inventory and supplies and services previously delivered and provided and/or to be delivered or provided to the Properties before, on or after the Closing Date, (iii) that are subject to coverage under the Insurance Policies (whether such liabilities and obligations relate to the Properties and Assets or to premises that are the subject of Non- Assumed Contracts, it being understood that Buyer shall be responsible for the amount of any retention or deductibles under such Insurance Policies and the amount of any such liabilities or obligations in excess of such insurance) and (iv) which Buyer has expressly agreed to assume pursuant to this Agreement (collectively, the "Assumed Liabilities"). Except as specifically set forth herein, Buyer shall not assume any liability or obligation of Seller, whether known or unknown, fixed or contingent or otherwise. Without limiting the generality of the foregoing, the parties agree that the Assumed Liabilities shall specifically exclude: (i) Funded Debt of Seller as of the Closing Date; (ii) liabilities and obligations arising under the Non-Assumed Contracts; (iii) any liability or obligation of Seller to the extent arising out of, resulting from or relating directly to the operation, ownership, use or occupancy of the premises that are the subject of the Non-Assumed Contracts under applicable Environmental Law or relating to Seller's use, storage, release, disposal or handling of Hazardous Materials or Petroleum Products at or from such premises; (iv) any liability or obligation of Seller arising out of, resulting from or related to the Executive Agreements; (v) any liability or obligation of Seller for taxes, except as provided in Section 7.1 hereof and except to the extent such taxes are specifically identified and accrued for on the Final Statement of Working Capital; (vi) Seller's obligations under this Agreement and Seller's costs and expenses incurred in connection with this Agreement and the transactions contemplated herein which remain outstanding on and after the Closing Date; and
(vii) any other  liabilities or obligations  that are  specifically set forth on
Schedule 2.3F attached hereto (collectively, the "Excluded Liabilities").

                  Section 2.4 Purchase Price. (a) Subject to adjustment as provided in subsection (b) of this Section 2.4 and in Section 5.11(f) hereof, the purchase price for the Assets (the "Purchase Price") shall be (i) TWO HUNDRED FIFTY ONE MILLION THREE HUNDRED FIFTY THOUSAND Dollars ($251,350,000) plus (ii) the Warrants plus (iii) the assumption of the Assumed Liabilities minus (iv) an amount equal to the Closing Capital Lease Liability (the difference between the amounts described in clauses (i) and (iv) being referred to herein as the "Cash Portion of the Purchase Price").

                  (b)(i) Within thirty (30) days after the Closing Date, Seller shall prepare and deliver to Buyer a draft Final Statement of Working Capital, which shall be prepared in accordance with Schedule 2.4 attached hereto.

                  (ii) If Buyer has no objections to the draft Final Statement of Working Capital, such draft shall be certified by Seller and shall constitute the Final Statement of Working Capital. If Buyer has any objections to the draft Final Statement of Working

Capital, it will deliver a detailed statement describing its objections to Seller within twenty-one (21) days after receiving the draft Final Statement of Working Capital. Buyer and Seller will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within thirty
(30) days after Seller has received the statement of objections, Buyer and Seller will select a nationally-recognized independent accounting firm mutually acceptable to them to resolve any remaining objections (the "Arbitrator") in accordance with subsection (iii) hereof. If Buyer and Seller are unable to agree on the choice of an Arbitrator, they will select a nationally-recognized independent United States accounting firm by lot (after excluding KPMG and E&Y).

                  (iii) For each unresolved objection to the draft Final Statement of Working Capital, Buyer and Seller will each submit to the Arbitrator a written statement setting forth such party's proposed resolution and any supporting data and analysis. The Arbitrator, following "baseball style" arbitration, will select either Buyer's or Seller's proposed resolution of each objection. Seller will revise the draft Final Statement of Working Capital as appropriate to reflect the resolution of Buyer's objections (as agreed upon by Seller and Buyer or as determined by the Arbitrator) and deliver it to Buyer within ten (10) days after the resolution of such objections. Such revised statement shall be certified by Seller and shall constitute the Final Statement of Working Capital.

                  (iv) To the extent that the Final Statement of Working Capital, as certified by Seller, shows that Final Working Capital is less than December Working Capital, Seller shall pay such difference to Buyer in immediately available funds within two (2) business days of delivery of such Final Statement of Working Capital. To the extent that the Final Statement of Working Capital, as certified by Seller, shows that Final Working Capital is greater than December Working Capital, Buyer shall pay such excess to Seller in immediately available funds within two (2) business days of delivery of such Final Statement of Working Capital. All payments made pursuant to this Section 2.4(b)(iv) shall be accompanied by accrued interest thereon from the Closing Date at the rate of 8.0% per annum.

                  (v) If any unresolved objections are submitted to an Arbitrator for resolution, as provided above, then Buyer and Seller will share the fees and expenses of the Arbitrator on a pro rata basis reflecting the dollar amount of issues resolved in each party's favor.

                  (vi) Seller will, and will cause KPMG to, make available to Buyer and its advisors the work papers used in preparing the draft Final Statement of Working Capital and the Final Statement of Working Capital, and will provide access to those employees of Seller and KPMG involved in the preparation thereof, at reasonable times and upon reasonable notice at any time during the preparation by Seller of the draft Final Statement of Working Capital and the resolution of any objections with respect thereto.

                  Section 2.5 Deliveries. (a) At the Closing, Seller shall deliver the following to Buyer:

                           (i) special warranty deeds, bills of sale, endorsements, assignments, leases, subleases and other instruments of transfer and conveyance of the Assets, in form reasonably acceptable to Buyer and Seller; provided, however, that any such instruments shall be without representation or warranty by, or recourse to, Seller, except as otherwise specifically provided herein;

                           (ii) possession at the Properties of all Books and Records;

                           (iii) a  certificate  of Seller  (signed on behalf of
                  Seller by its President or a Vice President) that the conditions set forth in Section 8.1 have been satisfied (except as waived by Buyer); and

                           (iv) a  secretary's  certificate  in customary  form,
                  including incumbency certificates with respect to the officers of Seller who execute this Agreement and any other agreements, certificates or other documents in connection with the Asset Purchase.

                  (b) At the  Closing,  Buyer  shall  deliver the  following  to
                  Seller:

                           (i) the Cash Portion of the Purchase  Price,  by wire
                  transfer of immediately available funds in such amount to the bank account or accounts designated by Seller (or by such other means as are agreed upon by Buyer and Seller);

                           (ii) the  Warrants,  registered in the name of Seller
                  or such assignees as may be designated in or pursuant to the Plan;

                           (iii) assumption agreements, leases or subleases with
                  respect to the Contracts, Leases and other obligations assumed by Buyer substantially in the form attached hereto as Exhibit B or in such other form as shall be reasonably acceptable to Buyer and Seller;

                           (iv) a  certificate  of Buyer  (signed  on  behalf of
                  Buyer by its President or a Vice President) that the conditions set forth in Section 9.1 have been satisfied (except as waived by Seller); and

                           (v) a  secretary's  certificate  in  customary  form,
                  including incumbency certificates with respect to the officers of Buyer who execute this Agreement and any other agreements, certificates or other documents in connection with the Asset Purchase.

                  Section 2.6 Inventory and Supplies in Transit. Inventory and Supplies ordered in the ordinary course of business, delivery of which is not received on or prior to the Closing Date by Seller, shall become the property of Buyer. Buyer shall pay the vendor for the Inventory and Supplies in accordance with the invoice terms and conditions including any applicable transportation charges, and Buyer shall not be entitled to reimbursement of all or any portion of such payment from Seller.

                  Section 2.7 Allocation of Purchase Price. The Purchase Price (including the Assumed Liabilities to the extent such liabilities constitute part of the amount realized by Seller for federal income tax purposes, but excluding any interest payable upon the adjustment of the Purchase Price pursuant to Section 2.4(b)) shall be allocated among the Assets as set forth in
Schedule 2.7 attached hereto. Buyer, Richfood and Seller shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation, including but not limited to the preparation and filing of Form 8594 under
Section 1060 of the Code (or any successor form or successor provision of any future tax law) with their respective federal income tax returns for the taxable year that includes the Closing Date, and none of Buyer, Richfood or Seller will take any position inconsistent with such allocation unless otherwise required by applicable Law; provided, however, that Buyer's cost for the Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Seller.


                                   ARTICLE III

                    Representations and Warranties of Seller

                  Seller hereby represents and warrants to Buyer and Richfood as follows:

                  Section 3.1 Incorporation; Good Standing; Subsidiaries. (a) Seller is duly incorporated and validly existing under the laws of Virginia and has all requisite corporate power and corporate authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is in good standing under the laws of Virginia and is duly qualified to transact business in Virginia. Seller is duly qualified to do business, and is in good standing, in each other jurisdiction where the failure to be so qualified would have a Material Adverse Effect. Except as set forth in Schedule 3.1 attached hereto, Seller is not the record or beneficial owner of any equity, partnership, membership or other interest in any Person.

                  (b) With respect to each Person listed on Schedule 3.1 that is a corporation (a "Subsidiary"), such Schedule accurately sets forth its name and jurisdiction of incorporation. Each Subsidiary is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, and has all requisite corporate power and corporate authority to own its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to do business, and is in good standing, in each other jurisdiction where the failure to be so qualified would have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Seller, free and clear of any and all restrictions on transfer (other than restrictions under the Securities Act and state securities laws), mortgages, liens, encumbrances, pledges, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except Permitted Exceptions. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, subscription rights or other contracts or commitments that could require Seller to sell, transfer or otherwise dispose of any capital stock of any of the Subsidiaries or that could require any Subsidiary to issue, sell or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary, and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

                  (c) With respect to each Person listed on Schedule 3.1 that is a partnership (a "Partnership"), such Schedule accurately sets forth (i) its name and jurisdiction of organization, and (ii) the nature and extent of Seller's and its Subsidiaries' interests in each Partnership. Each Partnership is duly organized, validly existing and in good standing in its jurisdiction of organization, and has all requisite partnership power and partnership authority to own its properties and assets and to carry on its business as it is now being conducted. Each Partnership is duly qualified to do business, and is in good standing, in each other jurisdiction when the failure to be so qualified would have a Material Adverse Effect. The interests of Seller and its Subsidiaries in the Partnerships are owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), mortgages, liens, encumbrances, pledges, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, except Permitted Exceptions. There are no outstanding contracts or commitments that could require any of the Partnerships to admit additional participants or require Seller or any Subsidiary to sell, transfer or otherwise dispose of its interest in any Partnership or contribute any additional capital to any Partnership.

                  Section 3.2 Authorization. All requisite corporate action has been taken by Seller to authorize the execution and delivery of this Agreement and all of the other documents, instruments and agreements required hereby from Seller, and the consummation of the transactions contemplated hereby and thereby by Seller. This Agreement has been, and all of the other documents, instruments and agreements required hereby from Seller will as of the Closing Date be, duly executed and delivered by Seller and constitute the valid and binding obligations of Seller (assuming due authorization and execution by the other parties thereto), enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and general equitable principles (whether enforcement is sought in equity or at law). Except as described on Schedule 3.2 attached hereto, neither the execution and delivery of this Agreement and the other documents, instruments and agreements required thereby from Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, will
(i) violate any provision of the Articles of  Incorporation or Bylaws of Seller,
(ii) conflict with or result in a breach of any terms and provisions of, or constitute a default under, any indenture, mortgage, contract or other agreement to which Seller is a party or by which Seller is bound or (iii) violate any Law, writ, injunction or decree applicable to Seller or any of its properties or assets, except, in the case of subsection (ii) above, for violations, breaches or defaults that would not have a Material Adverse Effect. Except for (i) any applicable filings or reports under the Exchange Act and the HSR Act, (ii) any required consents, approvals or authorizations or orders of, or filings with, the Bankruptcy Court, and (iii) those required filings, registrations, consents and approvals that are listed on Schedule 3.2 attached hereto or which, if not obtained, would not have a Material Adverse Effect, no filing or registration with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary or required in connection with the execution and delivery of this Agreement or the other documents, instruments and agreements required hereby from Seller by Seller, or for the consummation by Seller of the transactions contemplated herein or therein.

                  Section 3.3 Title to and Sufficiency of Assets. Seller has, or will on the Closing Date have, good and marketable fee simple title to all of the Owned Properties, and valid leasehold interests in all of the Leased Properties, in each case free and clear to Seller's Knowledge from all mortgages, pledges, liens, encumbrances or security interests, except for Permitted Exceptions. Seller has delivered to Buyer, or otherwise made available, originals or true copies of all deeds, leases and subleases relating to the Properties that are within Seller's possession or control. Seller has, or will on the Closing Date have, good and valid title to the other owned Assets to be transferred hereunder on the Closing Date, free and clear to Seller's Knowledge of all mortgages, pledges, liens, encumbrances or security interests, except for Permitted Exceptions. The Assets include all tangible and intangible assets, contracts and rights necessary or required for the operation of the businesses of Seller as they are presently conducted, except for the Excluded Assets.

                  Section 3.4 Contracts. Seller has provided to Buyer true and complete copies of all of the Contracts (including all amendments or modifications thereto) or, in the case of oral Contracts, true and complete written summaries of the terms thereof, that constitute: (a) a lease of any interest in any real property; (b) a lease of any personal property with aggregate annual rental payments in excess of $50,000; (c) an option to acquire or lease any interest in real property or a right of first refusal with respect thereto; (d) an agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $50,000 or a right of first refusal with respect thereto; (e) an agreement relating to the borrowing or lending of money or the purchase or sale of securities; (f) a guaranty, contribution agreement or other agreement that includes any indemnification, contribution or support obligation involving an aggregate liability in excess of $50,000; (g) an agreement with any third person limiting in any respect the ability of Seller to compete in any line of business or with any person; (h) a supply or requirements agreement or other agreement with a vendor; (i) any employment or consulting agreements to which Seller is a party or by which it is bound involving an amount in excess of $10,000 individually or $100,000 in the aggregate; and (j) any other agreement involving an amount over its term in excess of $100,000 that cannot be terminated prior to an expenditure of $10,000 or less; provided, however, that Seller shall have no obligation pursuant to this sentence to deliver to Buyer copies of purchase orders entered into by Seller in the ordinary course of business. Except as set forth in Schedule 3.4 attached hereto and subject to Section 365 of the Bankruptcy Code, each Contract is in full force and effect and, to Seller's Knowledge, is enforceable in accordance with its terms (except as the enforcement thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other laws generally affecting the rights of creditors and subject to general equity principles (whether considered at law or in equity)). Seller has performed on a timely basis each material term, covenant and condition of each of the Contracts that is to be performed by it. Except as set forth in Schedule 3.4 attached hereto, no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by Seller or, to Seller's Knowledge, any other party under any of the Contracts, and, to Seller's Knowledge, no party to any of the Contracts intends to cancel, terminate or exercise any option under any of the Contracts. Except as set forth on Schedule 3.4 attached hereto, Seller has made no prior assignment of the Contracts or any of its rights or obligations thereunder.

                  Section 3.5 Litigation. Except as set forth in Schedule 3.5 attached hereto, there are no Actions pending or, to Seller's Knowledge, threatened against Seller which could reasonably be expected to have a Material Adverse Affect.

                  Section 3.6 Labor Matters. (a) Except as set forth in Schedule
3.6 attached hereto: (i) there is no unfair labor practice charge or complaint against Seller pending or, to Seller's Knowledge, threatened before the National Labor Relations Board or any other comparable authority; (ii) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to Seller's Knowledge, no claims therefor exist or have been overtly threatened; and (iii) there is no Action of any kind pending or, to Seller's Knowledge, proposed or threatened against Seller relating to employment, employment practices, terms and conditions of employment or wages and hours and which, in the case of clause (iii) hereof, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as described in Schedule 3.6 attached hereto: (i) Seller does not have any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and Seller has not recognized any Labor Organization as the collective bargaining representative of any of its employees; (ii) Seller has not been notified by any Labor Organization that it intends to organize all or any portion of Seller's workforce or the persons employed at any Store or other Property operated by Seller; and (iii) Seller has no Knowledge of any active organizational attempts by any Labor Organization at any of Seller's locations. For purposes of clause (iii), "active organizational attempts" shall mean actual distribution of authorization cards to employees by a Labor Organization, distribution of union literature at or in any of the Seller's locations, telephone solicitation of employees by any union representative, visits to employees' homes by any union representative, off-site meetings of employees with a union representative, or the formation of any employee committees for the purposes of organizing all or any portion of Seller's workforce.

                  Section 3.7 Employee Benefit Plans. (a) No Seller Benefit Plan is a defined benefit plan (within the meaning of Section 3(35) of ERISA) or is or has been (within any period for which the statute of limitations on the assessment of withdrawal liability under Title IV of ERISA remains open) a multiemployer plan (within the meaning of Section 3(37) of ERISA). All Seller Benefit Plans are in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, other than breaches or violations which could not reasonably be expected to have a Material Adverse Effect. Except as described in
Schedule 3.7 attached hereto, no Seller Benefit Plan provides for post-retirement medical benefit obligations (other than COBRA obligations) or is a funded welfare benefit plan.

                  (b) Schedule 3.7 hereto is a true and correct list of all Seller Benefit Plans. Seller has provided Buyer with access to true and correct copies of each governing document for each Seller Benefit Plan, together with the most recent summary plan description, annual report, actuarial valuation and audited financial statement for each such plan.

                  Section 3.8 Environmental Conditions. (a) Except as set forth in Schedule 3.8 attached hereto and except for such violations as could not reasonably be expected to have a Material Adverse Effect: (i) Seller has not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials or Petroleum Products on, under, at, from or in any way affecting any properties or assets now or previously owned or operated by Seller, in any manner which constitutes a violation of any Environmental Law; and (ii) to Seller's Knowledge, no prior owner of any such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, under, at, from or in any way affecting any such property or asset, in any manner which constitutes a violation of any Environmental Law.

                  (b) Except as set forth on Schedule 3.8 attached hereto and except for such matters that could not reasonably be expected to have a Material Adverse Effect: (i) Seller does not have any obligations or liabilities, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, that have been or are imposed by reason of or based upon any provision of any Environmental Laws; (ii) to Seller's Knowledge, no pending claims have been made against Seller or pertaining to any properties or assets now or previously owned or operated by Seller that have been or are imposed by reason of or based upon any provision of any Environmental Laws; and (iii) no presently outstanding citations or notices have been received by Seller pertaining to Seller or to any properties or assets now or previously owned or operated by Seller that relate to or are based upon any provision of any Environmental Laws.

                  (c) Seller has received all licenses and permits that are required of it under applicable Environmental Laws to conduct its businesses, and Seller is in compliance with the terms and conditions of all such licenses and permits, except where the failure to receive or comply with any such license or permit could not reasonably be expected to have a Material Adverse Effect. Seller has not received any pending, unresolved notices or claims that it is a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state superfund law.

                  (d) Except as set forth on Schedule 3.8 attached hereto, to the Knowledge of Seller there are no underground storage tanks, and no friable asbestos, located on any of the Properties.

                  Section 3.9 Compliance with Law. The conduct of Seller's business and Seller's use of the Assets and performance under the Contracts does not violate or conflict with, and has not violated or conflicted with, any Law, where such violation or conflict could reasonably be expected to have a Material Adverse Effect.

                  Section 3.10 Permits. Seller possesses all licenses and permits required to operate its business as it is currently conducted, except where the failure to obtain any such licenses or permits would not have a Material Adverse Effect. No representation or warranty is made by Seller with respect to the transferability of such licenses and permits to

Buyer. Seller agrees to use its reasonable best efforts prior to and after Closing to assist Buyer in effecting the transfer of the Permits to Buyer (it being understood that such best efforts shall not require Seller to incur any out-of-pocket expenses in connection therewith, unless Buyer shall agree to reimburse Seller promptly for such expenses).

                  Section 3.11 Taxes. Seller has filed all required tax returns and reports relating to the Assets, the Contracts and its business. All taxes of Seller that have become due pursuant to the foregoing tax returns have been paid. The Books and Records to be transferred to Buyer contain, in all material respects, all information and documents (including, without limitation, properly completed Forms W-9) necessary to comply with all tax information reporting and tax withholding requirements relating to Seller's business or the Assets. There are no unpaid taxes (including additions to tax, penalties and interest), withholdings or other governmental charges the non-payment of which could adversely affect any of the Assets or the use thereof after Closing or could cause Buyer to incur any liability, except for those tax liabilities (if any) that are specifically included among the Assumed Liabilities. No taxing authority has asserted any claim for the assessment of any such tax liability (including additions to tax, penalties and interest), withholding or other governmental charges. The provision for taxes reflected on the December Balance Sheet is adequate, in all material respects, to cover all tax liabilities of Seller with respect to any taxable year or taxable period ending on or before December 28, 1996, and nothing has occurred subsequent to that date to make any such provision inadequate. All taxes related to taxable periods of the Company ending subsequent to December 28, 1996, have been paid or are adequately reserved for, in all material respects, on the Books and Records of Seller. None of the Assets is subject to a "safe harbor lease" under former Section 168(f)(8) of the Code. The Assets will include all tangible personal property owned by Seller as of the Closing Date (except inventory located at or directly relating to leased premises that are the subject of Non-Assumed Contracts), and Seller shall not effect more than two (2) sales of tangible personal property (other than the sale of the Assets contemplated hereunder and sales of inventory) between December 31, 1997, and the Closing Date.

                  Section 3.12 Books and Records. The Books and Records, considered in the aggregate, are complete and correct in all material respects but subject, in the case of accounting and financial records, to the requirements of GAAP.

                  Section 3.13 Real Property. Schedules 2.3A and 2.3B set forth true and correct lists of all real property owned or leased, respectively, by Seller, except the Excluded Assets. With respect to each such Property, except as set forth on Schedules 2.3A or 2.3B or as described in Seller's property and lease files provided to Buyer prior to the date hereof, and subject to the Permitted Exceptions:

                  (a) there are no pending or, to Seller's Knowledge, threatened condemnation proceedings relating to such Property, and Seller has received no notice of any pending or threatened lawsuits or administrative Actions relating to such Property or other matters affecting adversely the current use, occupancy or value thereof;

                  (b) to Seller's Knowledge, the legal description for such Property contained in the deed thereof or lease therefor describes such Property fully and adequately, the buildings and improvements are located within the boundary lines of the described Property, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications) and do not encroach on any easement which may burden the Property, and the Property does not serve any adjoining property for any purpose inconsistent with the use of the Property, and the Property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                  (c) to Seller's Knowledge, Seller has received all approvals of governmental authorities (including licenses and permits) required in connection with Seller's ownership, occupation or operation of all facilities located on such Property, which facilities have been operated and maintained by Seller in accordance with applicable Law;

                  (d) there are no leases, subleases, licenses, concessions or other agreements, written or oral, to which Seller or any of its Affiliates is a party granting to any other party or parties the right of use or occupancy of any portion of the Property;

                  (e) there are no outstanding options or rights of first refusal granted by Seller or any of its Affiliates to purchase the Property, or any portion thereof or interest therein;

                  (f) there are no parties (other than Seller) in possession of the Property, other than tenants under any leases or subleases disclosed in
Schedule 2.3A or 2.3B, who are in possession only of space to which they are entitled;

                  (g) to Seller's Knowledge, all facilities located on the Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable Laws and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the Property; and

                  (h) to Seller's Knowledge, such Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the Property.

                  Section 3.14 Intangibles. Seller owns the entire right, title and interest in and to the owned Intangibles and Software, and holds under valid and subsisting licenses (which are included among the Contracts) the licensed Intangibles and Software, except for such defects in title or licenses that could not reasonably be expected to have a Material Adverse Effect. There are no Actions instituted, pending or, to Seller's Knowledge, proposed or threatened by any third party pertaining to or challenging Seller's use of or right to use any of the Intangibles or Software, which Actions could reasonably be expected to have a Material Adverse Effect.

                  Section 3.15 Fees and Expenses of Brokers and Others. Seller is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the conveyance of the Assets to Buyer and has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Seller has retained DLJ to represent it in connection with such transactions. Pursuant to a separate agreement with Seller, DLJ will be paid a fee upon the consummation of the transactions contemplated by this Agreement. Such fee and all other fees and expenses (including, without limitation, attorneys' and accountants' fees and the fees and expenses of Alliance Capital Group) of Seller and its Affiliates in connection with the transactions contemplated herein shall be paid in full by Seller or such Affiliates, and shall not be included among the Assumed Liabilities.

                  Section 3.16 Accounts Receivable. The Accounts Receivable all have arisen from bona fide transactions in the ordinary course of business. Seller makes no representation or warranty as to the collectibility or negotiability of the Accounts Receivable.

                  Section 3.17 Seller SEC Reports. The Seller SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Each of the balance sheets (including the related notes and schedules) included in the Seller SEC Reports fairly presented in all material respects the consolidated financial position of the Seller as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented in all material respects the results of operations and cash flows of Seller for the respective fiscal periods or as of the respective dates set forth therein (subject, in the case of any unaudited interim financial statements, to (i) year-end and audit adjustments consistent in scope with past practice, and (ii) the omission of certain footnotes). Each of the financial statements (including the related notes and schedules) included in the Seller SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein (subject, in the case of any unaudited interim financial statements, to (i) year-end and audit adjustments consistent in scope with past practice, and (ii) the omission of certain footnotes). Except as set forth on Schedule 3.17 attached hereto, since December 28, 1996, Seller has timely filed all reports, registration statements and other filings to be filed by it with the SEC; all of such filings through the date hereof are listed on Schedule 3.17 attached hereto.

                  Section 3.18 Insurance. With respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Seller is a party, a named insured or otherwise the beneficiary which is still in effect or under which Seller has any continuing rights or obligations: (a) the policy is legal, valid, binding, enforceable and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) neither Seller nor any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. Seller has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has been engaged during such period.

                  Section 3.19 Affiliated  Transactions.  Except as set forth in
Schedule 3.19, since December 30, 1995, Seller has not purchased, licensed or leased or otherwise acquired any property or assets or obtained any services from, or sold, licensed, leased or otherwise disposed of any property or assets or provided any services to, any employee, shareholder, officer or director involving an amount in excess of $50,000 in any instance or $250,000 in the aggregate (except for services provided as an employee, officer or director of Seller and remuneration therefor and except for sales of goods in the ordinary course), or any Affiliate of any of the foregoing. Except as set forth on
Schedule 3.19, Seller does not owe any amount or have any contractual obligation or commitment to any of the foregoing (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business and other than obligations owed to employees and officers in their capacities as such in the ordinary course of business) and none of the foregoing owes any amount or has any contractual obligation or commitment to Seller (other than obligations owed by employees and officers in their capacities as such).

                  Section  3.20  No  Adverse  Change.  Except  as set  forth  in
Schedule 3.20, since December 28, 1996, there has not been: (a) any loss, damage, condemnation or destruction to any of the properties of Seller that has had a Material Adverse Effect (whether covered by insurance or not); (b) any labor dispute or disturbance, litigation or any event or condition of any character that could have a Material Adverse Effect; (c) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of Seller, except for Permitted Exceptions; or (d) any sale, transfer or other disposition of assets of Seller other than in the ordinary course of business or as contemplated by this Agreement.

                  Section 3.21 Absence of Undisclosed Liabilities. The Seller does not have any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be reflected on or accrued or reserved against in a consolidated balance sheet of Seller or disclosed in the notes thereto in accordance with GAAP, except liabilities, obligations or contingencies (a) that were (i) reflected on or accrued or reserved against in the December Balance Sheet, or disclosed in the notes thereto, or (ii) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (b) relating to claims filed or arising in connection with the Bankruptcy Case. Seller is not subject to any judgment, order, writ, injunction, decree, rule or regulation, which could reasonably be expected to have a Material Adverse Effect; provided, however, that no representation or warranty is made with respect to the Excluded Assets or the Excluded Liabilities.

                  Section 3.22 No Other Representations or Warranties. Except for the representations and warranties specifically set forth in this Article III, or elsewhere in this Agreement or in any other agreement, document or instrument delivered by Seller pursuant hereto, Seller makes no other express or implied representations or warranties with respect to the Assets, the Contracts or the transactions contemplated in this Agreement.

                                   ARTICLE IV

              Representations and Warranties of Richfood and Buyer

                  Each of Richfood and Buyer jointly and severally represents and warrants to Seller as follows:

                  Section 4.1 Organization; Incorporation; Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Richfood is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  Section 4.2 Capitalization. (a) Richfood's authorized equity capitalization consists of 90,000,000 shares of Richfood Common Stock and 5,000,000 shares of preferred stock, without par value. As of the close of business on October 18, 1997, 47,521,736 shares of Richfood Common Stock and no shares of Richfood preferred stock were issued and outstanding. Such shares of Richfood Common Stock constituted all of the issued and outstanding shares of capital stock of Richfood as of such date. All issued and outstanding shares of Richfood Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth on Schedule 4.2 attached hereto, Richfood is not a party to any outstanding options, warrants, subscriptions or other rights to purchase or acquire any shares of its capital stock, nor is Richfood a party to any contractual obligation pursuant to which it is obligated to sell or issue any shares of its capital stock. All outstanding shares of Richfood Common Stock are duly listed on the New York Stock Exchange.

                  (b) All of the shares of Richfood Common Stock to be issued upon exercise of the Warrants have been duly authorized for issuance and, when issued in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to and will not be issued in violation of any preemptive rights.

                  Section 4.3 Authorization. (a) All requisite action has been taken by Buyer to authorize the execution and delivery of this Agreement and all of the other documents, instruments and agreements required hereby from Buyer, and the consummation of the transactions contemplated hereby and thereby by Buyer. This Agreement has been, and all of the other documents, instruments and agreements required hereby from Buyer will as of the Closing be, duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer (assuming due execution and delivery by the other parties thereto), enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and general equitable principles (whether enforcement is sought in equity or at law). Neither the execution and delivery of this Agreement and the other documents, instruments and agreements required hereby from Buyer by Buyer, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will (i) violate any provision of Buyer's Articles of Organization or Operating Agreement or (ii) conflict with or result in a breach of any terms and provisions of, or constitute a default under, any indenture, mortgage, contract or other agreement to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates are bound that could materially interfere with the consummation of the Asset Purchase.

                  (b) All requisite corporate action has been taken by Richfood to authorize the execution and delivery of this Agreement, the Warrant Agreement, the Warrants and all of the other documents, instruments and agreements required hereby from Richfood, and the consummation of the transactions contemplated hereby and thereby by Richfood. This Agreement has been, and all of the other documents, instruments and agreements required hereby from Richfood (including, without limitation, the Warrant Agreement and the Warrants) will as of the Closing be, duly executed and delivered by Richfood and constitute the valid and binding obligations of Richfood (assuming due execution and delivery by the other parties thereto), enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and general equitable principles (whether enforcement is sought in equity or at law). Neither the execution and delivery of this Agreement and the other documents, instruments and agreements required hereby from Richfood by Richfood (including, without limitation, the Warrant Agreement and the Warrants), nor the consummation by Richfood of the transactions contemplated hereby or thereby, will (i) violate any provision of Richfood's Articles of Incorporation or Bylaws or (ii) conflict with or result in a breach of any terms and provisions of, or constitute a default under, any indenture, mortgage, contract or other agreement to which Richfood or any of its Affiliates is a party or by which Richfood or any of its Affiliates are bound that could materially interfere with the consummation of the Asset Purchase.

                  Section 4.4 Litigation. There is no Action pending, or, to either Richfood's or Buyer's Knowledge, threatened against Richfood or Buyer, which could reasonably be expected to prevent the Closing.

                  Section 4.5 Approvals, Consents, Etc. Except for any applicable filings or reports under the Exchange Act and the HSR Act, no consent, authorization, waiver by or filing with any governmental agency is required in connection with the execution or performance of this Agreement by Richfood or Buyer or the consummation by Richfood or Buyer of the transactions contemplated hereby.

                  Section 4.6 Availability of Financing. Buyer has available to it sufficient cash funds, from Richfood or otherwise, to pay in full the Cash Portion of the Purchase Price.

                  Section 4.7 Richfood SEC Reports; Disclosure Statement. (a) The Richfood SEC Reports complied, as of their respective dates of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Each of the balance sheets (including the related notes and schedules) included in the Richfood SEC Reports fairly presented in all material respects the consolidated financial position of Richfood as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented in all material respects the results of operations and cash flows of Richfood for the respective fiscal periods or as of the respective dates set forth therein (subject, in the case of any unaudited interim financial statements, to (i) year-end and audit adjustments consistent in scope with past practice, and (ii) the omission of certain footnotes). Each of the financial statements (including the related notes and schedules) included in the Richfood SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein (subject, in the case of any unaudited interim financial statements, to (i) year-end and audit adjustments consistent in scope with past practice, and (ii) the omission of certain footnotes). Since May 3, 1997, Richfood has timely filed all reports, registration statements and other filings to be filed by it with the SEC; all of such filings through the date hereof are listed on Schedule 4.7 attached hereto.

                  (b) Any information provided by Richfood to Seller in writing specifically for inclusion in the Disclosure Statement shall be provided in good faith within the meaning of Section 1125(e) of the Bankruptcy Code.

                  Section 4.8 Fees and Expenses of Brokers and Others. Neither Richfood nor Buyer is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the conveyance of the Assets to Buyer, except that Richfood has retained JPM to represent it in connection with the transactions contemplated by this Agreement. Pursuant to a separate agreement with Richfood, JPM will be paid a fee upon the consummation of the transactions contemplated by this Agreement. Such fee and all other fees and expenses (including, without limitation, attorneys' and accountants' fees) of Richfood, Buyer and their respective Affiliates in connection with the transactions contemplated herein shall be paid in full by Richfood.


                                    ARTICLE V

                          Covenants of Seller and Buyer

                  Section 5.1 Investigation of Business; Access to Properties and Records. (a) After the date hereof, Seller shall afford to Buyer and its authorized representatives reasonable access to the Properties, Books and Records, officers, employees and agents of Seller during normal business hours and upon reasonable notice, in order that Buyer may have the opportunity to make such investigations in connection with the Asset Purchase as it desires, it being understood that: (i) Seller, in its reasonable discretion, may deny or restrict any access (A) to materials in Seller's possession that are not primarily related to Seller's business, if such access would constitute a breach of an existing confidentiality agreement between Seller and a third party, (B) to materials related exclusively to the Excluded Assets and Excluded Liabilities, and (C) in the event Buyer is in breach of this Agreement; (ii) such investigation shall not under any circumstances unreasonably interfere with Seller's operations, activities or employees; (iii) Buyer and Seller shall take reasonable action (including entering into joint defense agreements, as appropriate) to preserve any applicable attorney-client privileges; and (iv) such investigations shall not involve any "Phase II" or other environmental testing without Seller's prior consent.

                  (b) Any information provided to Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement, which is hereby incorporated in this Agreement as though fully set forth herein, and in accordance with such other terms and conditions as may otherwise be agreed upon by the parties.

                  (c) Buyer shall hold all of the Books and Records existing on the Closing Date in accordance with Buyer's normal record retention policy from time to time in effect (copies of which will be provided to Seller), and Buyer shall not destroy or dispose of any thereof except in accordance with such policy. Following the Closing Date, Buyer shall afford Seller, its accountants, counsel and other representatives, during normal business hours, upon at least 48 hours' notice, reasonable access to the Books and Records (including the right to copy such materials at Seller's expense) and to Buyer's employees to the extent that such access may be requested (without unreasonably disrupting Buyer's personnel and operations) for any legitimate purpose without charge to Seller (other than for Buyer's reasonable out-of-pocket expenses); provided, however, that nothing herein shall limit or waive any of Seller's rights of discovery.

                  Section 5.2 Cooperation. (a) Upon the terms and subject to the conditions of this Agreement, each of Richfood, Buyer and Seller shall use its best efforts to take, or cause to be taken, and to assist and cooperate with the other in doing all things reasonable, necessary, proper or advisable under any applicable Law to consummate and make effective in the most expeditious manner practicable, the transactions described herein, including without limitation, using such best efforts to obtain all necessary or appropriate authorizations, permits, consents, exemptions, orders, waivers, licenses or other approvals from Governmental Authorities (it being understood and agreed that "best efforts" shall in no event include (i) any material payments to third parties, or (ii) following commencement of the Bankruptcy Case, any actions which require
Bankruptcy Court approval that have not been approved or upheld by the Bankruptcy Court). In addition, each of Richfood, Buyer and Seller shall use its best efforts to assist and cooperate with the other in obtaining estoppel certificates and subordination and non-disturbance agreements from the landlords and mortgagees of the premises that are the subject of the Leases (it being understood and agreed that (i) obtaining any such certificates or agreements shall not be a condition to Closing nor shall the failure to obtain any such certificates or agreements constitute a breach of this Agreement by Seller, and
(ii) "best efforts" shall in no event include (A) any payments to third parties, or (B) following commencement of the Bankruptcy Case, any actions which require Bankruptcy Court approval that have not been approved or upheld by the Bankruptcy Court).

                  (b) Except as otherwise specified herein, Buyer shall pay all registration, filing, license, permit or similar fees and charges in connection with the transactions contemplated by this Agreement and the cost of all title insurance, title reports, engineering and building inspections and property surveys and other tests or reports obtained by Buyer.

                  Section 5.3 Antitrust Compliance. Seller and Buyer shall promptly file or cause to be filed with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement. Buyer shall pay the filing fee incurred in connection with such filings under the HSR Act. Each of Seller and Buyer shall promptly inform the other of any material communication from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby. If either Seller or Buyer or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Agency with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer and Seller will each promptly advise the other in respect of any understandings, undertakings or agreements (oral or written) which Buyer or Seller proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other government or Governmental Authority in connection with the transactions contemplated hereby.

                  Section 5.4 Further Assurances. Each of Seller and Buyer agrees that, from time to time, whether before, at or after the Closing, it shall execute, deliver and record such further instruments of conveyance and transfer and take such other action as may be necessary or desirable to carry out the purposes and intents of this Agreement.

                  Section 5.5 Conduct of Business. Except as otherwise expressly contemplated by this Agreement, prior to Closing Seller will conduct its operations according to its ordinary and usual course of business and consistent with past practice, and will use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it; provided, however, that following commencement of the Bankruptcy Case, Seller's obligations pursuant to this Section shall be subject to its obligations as a debtor-in-possession under the Bankruptcy Code and to any orders of the Bankruptcy Court. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, Seller will not, without the prior written consent of Buyer:

                           (i) amend its Articles of Incorporation or bylaws;

                           (ii) authorize for issuance or issue, sell or deliver
                  (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except as required by the terms of any Seller Benefit Plan existing on the date hereof, or any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement;

                           (iii) split,  combine or reclassify any shares of its
                  capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

                           (iv) except in the  ordinary  course of business  (A)
                  incur or assume any Funded Debt not currently outstanding other than debtor-in-possession financing, (B) enter into, assume, guarantee or otherwise become liable or responsible for any capitalized leases not listed and identified as such on Schedule 2.3B hereto, (C) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person, (D) make any loans, advances or capital contributions to, or investments in, any other Person, (E) enter into any contract or agreement, or alter, amend, modify or exercise any option under any existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement or (F) authorize any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $1.0 million, other than capital expenditures pursuant to Contracts entered into prior to the date hereof or reflected in Seller's fiscal 1997 capital budget previously furnished to Buyer;

                           (v) adopt or amend  (except as may be required by Law
                  or as provided in this Agreement) any Seller Benefit Plan or any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                           (vi) except as set forth on Schedule 5.5 attached hereto, acquire, sell, lease or dispose of any material assets outside the ordinary course of business;

                           (vii) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices;

                           (viii) make any tax election or settle or  compromise
                  any federal, state, local or foreign tax liability, which election, settlement or compromise could reasonably be expected to adversely affect any of the Assets or Buyer's use thereof after Closing or could reasonably be expected to be binding on Buyer after Closing;

                           (ix) settle any claims,  liabilities  or  obligations
                  (absolute, accrued or unasserted, contingent or otherwise), if the terms of such settlement could reasonably be expected to adversely affect any of the Assets or Buyer's use thereof after Closing or could reasonably be expected to be binding on Buyer after Closing; or

                           (x) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VIII not being satisfied as of the Closing Date; or

                           (xi) agree in writing or otherwise to take any of the
                  foregoing actions.

                  Section 5.6 Public Announcements. (a) The parties hereto have agreed upon the form of a joint press release with respect to the transactions contemplated in this Agreement, which release shall be issued as soon as practicable following the execution and delivery hereof. From the date hereof until the Closing Date, no party hereto (nor any of their respective Affiliates) shall make any other public announcements or public disclosures regarding the Asset Purchase or the terms of this Agreement without the consent of the other (which consent shall not be unreasonably withheld) except to the extent that such disclosure is required by applicable Law or legal process or by applicable stock exchange listing agreement. Notwithstanding the foregoing, the parties may communicate with their respective employees, customers, suppliers, creditors, shareholders, relevant Governmental Authorities, the Bankruptcy Court, and the other parties in interest with respect to any reorganization or restructuring as may be necessary and appropriate in connection with the implementation and consummation of the terms of this Agreement.

                  Section 5.7 No Solicitation. Seller agrees that except as otherwise ordered by the Bankruptcy Court, it shall not, after the date hereof and before the Closing Date, directly or indirectly, through any officer, director, employee, agent, Affiliate or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, Seller or any business combination involving any Seller or, except to the extent required by the Bankruptcy Court or by fiduciary obligations under applicable Law as advised by counsel, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Except as otherwise ordered by the Bankruptcy Court, Seller shall promptly advise Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform Buyer of all the terms and conditions thereof, and shall furnish to Buyer copies of any such written proposal or offer and the contents of any communications in response thereto. Seller shall not waive any provisions of any "standstill" agreements between Seller and any party, except to the extent that such waiver is required by the Bankruptcy Court or is, as advised by counsel, required by fiduciary obligations under applicable Law.

                  Section 5.8 Bulk Sales Laws. Buyer hereby waives compliance by Seller with the requirements of any bulk sales or bulk transfer Laws applicable to the transactions contemplated herein.

                  Section 5.9 Subsidiaries. Prior to Closing, Seller shall either (a) subject to approval by the Bankruptcy Court, cause the Subsidiaries to be merged with and into Seller, with Seller to be the surviving corporation in such mergers, or (b) if the foregoing mergers are not approved by the Bankruptcy Court, convey all assets held by the Subsidiaries, together with all liabilities of the Subsidiaries that are of the type included among the Assumed Liabilities, to Seller, and the capital stock of the Subsidiaries shall constitute an Excluded Asset (it being understood that any sales, use, transfer, recording or other similar taxes and fees that result from such conveyance that would not otherwise arise in a merger of the Subsidiaries with and into Seller shall be the responsibility of Seller).

                  Section 5.10 IBT Agreement. Seller agrees that, prior to Closing and at Buyer's request, Seller shall give notice to International Banking Technologies, Inc. ("IBT"), in accordance with the License Agreement, dated February 15, 1988, as amended, between Seller and IBT, that Buyer has declined to accept the assignment of Seller's obligations under such License Agreement (the "IBT Notice"). Buyer agrees to indemnify and hold Seller harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind including, without limitation, reasonable legal fees and expenses, that Seller may suffer or incur as a result of (a) Seller giving the IBT Notice at Buyer's request, or (b) Buyer's decision to decline to accept assignment of Seller's obligations under such License Agreement.

                  Section 5.11      Environmental Testing and Remediation.

                  (a) Definitions. When used in this Section 5.11:

                           (i)  "Remediation"   shall  mean  the  cost-effective
clean-up, abatement, removal, remediation, operation and maintenance and on-going monitoring which, consistent with current Site use, Buyer or Seller would be required to perform by the Virginia Department of Environmental Quality ("DEQ") under applicable Environmental Laws to meet the Clean-up Levels with respect to soil or groundwater contamination resulting from any release of Petroleum Products from the four former underground storage tanks owned or operated by Seller or its predecessors into soil or groundwater at or near the Stores located at 2250 Airline Boulevard, Portsmouth, Virginia ("Store 210") and 608 East Mercury Boulevard, Hampton, Virginia ("Store 295" and, collectively with Store 210, the "Sites") as disclosed by previous sampling at the Sites, the Phase II Study and Additional Sampling.

                           (ii)  "Costs of  Remediation"  shall  mean the direct
costs of implementing the Remediation on a net present value, after-tax basis.

                           (iii) "Third Party  Environmental  Consultant"  shall
mean a qualified environmental consultant (either nationally recognized or recognized in the eastern region of the United States) with an office in Virginia and experience in addressing releases of Petroleum Products from underground storage tanks in Virginia, the selection of which has been mutually agreed on by the parties hereto. If the parties hereto are unable to mutually agree on the selection of a Third Party Environmental Consultant, the Third Party Environmental Consultant shall be selected by lot from a group of four such consultants; two such consultant's names shall be submitted by Buyer, and two such consultant's names shall be submitted by Seller.

                  (b) Phase II Study.

                           (i) Buyer shall engage O'Brien & Gere Engineers, Inc.
("O'Brien & Gere") to conduct soil and groundwater sampling and other tests, at Buyer's expense, in accordance with the initial sampling attached hereto as
Schedule 5.11 (the "Phase II Study"). The Phase II Study shall be completed and the results provided to Buyer and Seller in draft form within 21 days of the execution of this Agreement.

                           (ii)  If the  Third  Party  Environmental  Consultant
determines that the Phase II Study is not sufficient to delineate the vertical and horizontal extent of Petroleum Products in the soil and groundwater (A) on the Sites, (B) migrating off-site from the Sites or (C) migrating from off-Site sources onto the Sites, so as to allow the Third Party Environmental Consultant to perform a Risk Assessment (as defined below) and, if necessary, to determine the Costs of Remediation and Property Damage Estimates (as defined below), the parties hereto agree that additional samples may be required ("Additional Sampling"). The parties hereto agree to use their respective good faith efforts to minimize the number of samples required consistent with the goals of the Phase II Study. Any such Additional Sampling (including the locations therefor), if required, must be agreed upon by Buyer and Seller in advance and must be completed no later than 21 days after the results of the Phase II Study are provided to Buyer and Seller in draft form. The parties hereto also recognize that permission from third parties may be required to sample off-Site if Petroleum Products have migrated off-Site from either or both of the Sites. The parties hereto agree to use their respective best efforts to obtain such permission (it being understood that "best efforts" shall in no event include any payments to third parties). With respect to Store 295, the parties agree to seek such permission to sample off-Site as soon as practicable after execution of this Agreement; provided, however, if permission is not granted within 14 days after receipt of the results of the Phase II Study, the parties agree to proceed in reliance upon the then-available information.

                  (c) Risk Assessment/Clean-up Levels. Within five business days after execution of this Agreement, Buyer and Seller shall jointly engage the Third Party Environmental Consultant to perform a site specific risk assessment of each Site, which shall include a receptor survey ("Risk Assessment") in order to determine if, and to what extent, soil and groundwater Remediation is necessary to satisfy the provisions relating to remediation of spills under the Virginia Underground Storage Tank Regulations, 9 VAC 25- 580-210 et. seq. ("Clean-up Levels") and, if Remediation is determined to be necessary, to estimate the Costs of Remediation. The protocol for the Risk Assessment shall be consistent with generally accepted industry practice, in accordance with the Virginia DEQ Storage Tank Program Technical Manual (5/9/97) and the standards of remediation used by DEQ in assessing Petroleum Product releases from similar facilities in the vicinity of the Sites, under similar circumstances.

                  The Risk Assessment shall be completed within 14 days after the later of the parties' receipt of (i) the results of the draft Phase II Study, or (ii) the results of the Additional Sampling in draft form. The Clean-up Levels developed by the Third Party Consultant shall be submitted by the parties to the DEQ for approval. If the DEQ imposes more stringent Clean-up Levels, the DEQ-imposed Clean-up Levels shall be used in determining the Cost of Remediation. If the parties fail to receive approval from the DEQ for the Clean-up Levels established by the Risk Assessment within 14 days after the Third Party Environmental Consultant's completion thereof, and Remediation is determined to be required, the Clean-up Levels established by the Risk Assessment will be used to develop the Costs of Remediation, unless the Buyer and Seller agree otherwise. The cost of the Third Party Environmental Consultant's preparation of the Risk Assessment shall be paid by Buyer.

                  (d) Costs of Remediation. The Third Party Environmental Consultant thereafter shall prepare an estimate of the Costs of Remediation for review by Buyer and Seller within seven days after the Clean-up Levels have been established in accordance with paragraph (c) above. Buyer and Seller shall have an opportunity to review and comment in writing (with copies to the other party) upon the Third Party Environmental Consultant's estimates of the Costs of Remediation. Buyer or Seller may communicate with the Third Party Environmental Consultant only after providing reasonable notice to and allowing the other party to participate in such communication; provided, however, that the Third Party Environmental Consultant's final estimate of the Costs of Remediation shall be binding upon the parties. The cost of the Third Party Environmental Consultant's preparation of the estimate of the Costs of Remediation shall be borne equally by Buyer and Seller.

                  (e) Property Damage Estimates. If the Phase II Study or Additional Sampling demonstrates that Petroleum Products in concentrations above the Clean-up Levels have migrated off-Site from either or both of the Sites impacting off-Site properties, Buyer and Seller shall select, by mutual agreement, a real estate appraisal company or other appropriate professional ("Real Estate Professional") to determine the extent of any diminution in the value of such off-Site properties as a result of such migration ("Property Damage Estimates"). The Real Estate Professional shall use generally accepted methodologies for quantifying the diminution in value of such off-Site properties which results from groundwater and soils being impacted by Petroleum Products from underground storage tank releases; such methodologies shall, at a minimum, include a comparison to comparable commercial facilities in the vicinity of the Sites, under similar circumstances. If the parties are unable to select the Real Estate Professional by mutual agreement, they shall select the Real Estate Professional by lot from a group of four such professionals, two submitted by each party. The cost of preparing the Property Damage Estimates shall be borne equally Buyer and Seller. The Real Estate Professional shall prepare any Property Damage Estimates not later than February 13, 1998.

                  (f) If the sum of the aggregate Costs of Remediation plus the Property Damage Estimates (such sum being referred to as the "Environmental Claim") related to both Sites exceeds $250,000, then at Seller's election either
(i) the amount of the Environmental Claim in excess of $250,000 shall be deemed to constitute a current liability for purposes of the Final Statement of Working Capital, or (ii) Seller shall retain ownership of either or both of the Sites (and the lease thereof shall be included among the Non-Assumed Contracts), so that the Environmental Claim is less than $250,000, provided that if Seller retains ownership of Store 210 pursuant to this Section, the Purchase Price shall be reduced by $4.0 million, and if Seller retains ownership of Store 295 pursuant to this Section, the Purchase Price shall be reduced by $2.0 million.

                  (g) In no event shall the sampling, Risk Assessment, DEQ approval of the Clean-up Levels (or lack thereof), estimates of the Costs of Remediation, Property Damage Estimates (or the failure to receive estimates of the Costs of Remediation or Property Damage Estimates) or any review period provided hereunder delay the Closing beyond February 28, 1998.

                  (h) This Section 5.11 shall be the sole remedy of Buyer and Richfood against Seller with respect to any soil or groundwater contamination resulting from any release of Petroleum Products from the four former underground storage tanks owned or operated by Seller or its predecessors into soil or groundwater at or near the Sites.

                  Section 5.12 Audited Financial Statements. At Buyer's request and at Buyer's expense, Seller shall cause KPMG to prepare and deliver to Buyer, within 45 days after Seller's January 3, 1998, fiscal year end, audited consolidated financial statements of Seller for the three fiscal years in the period ended January 3, 1998. Seller shall cooperate in a manner consistent with its past practice in the preparation of such financial statements. Such financial statements shall comply with the requirements of Regulation S-X under the Securities Act.


                                   ARTICLE VI

                                    Employees

                  Section 6.1       Employment Matters.

                  (a) Buyer and Seller agree that those executive employment agreements listed under Item 7 of Schedule 3.7 attached hereto (excluding the Executive Agreements) shall be included among the Contracts assumed by Buyer at the Closing, it being understood that: (i) Seller shall be responsible for any severance benefit obligations set forth therein payable to persons whose employment with Seller is terminated prior to the Closing Date; and (ii) Buyer shall be responsible for any severance benefit obligations set forth therein to persons whose employment with Seller is terminated on or after the Closing Date.

                  (b) Buyer agrees that, on the Closing Date, it shall offer employment on an at-will basis to persons employed by Seller immediately prior to such date at the Stores or at Seller's administrative home office (but excluding the parties to the Executive Agreements) (it being understood that each offer of employment will be subject to the prospective employee agreeing to release Buyer and its Affiliates from any liability for the pre-closing activities of Seller and its Affiliates). Buyer further agrees to offer employment on an at-will basis to persons employed by Seller on the Closing Date at Seller's retail grocery stores that are the subject of Non-Assumed Contracts, on a seniority basis, as positions become available at purchased Stores after the Closing Date, and Richfood agrees to cause Richfood, Inc. to offer employment on an at-will basis to persons employed by Seller on the Closing Date at the Warehouse at Richfood, Inc.'s warehouse in Mechanicsville, Virginia ("Richfood's Warehouse"), on a seniority basis, as positions become available at Richfood's Warehouse after the Closing Date (it being understood that each offer of employment will be subject to the prospective employee agreeing to release Buyer and its Affiliates from any liability for the pre-closing activities of Seller and its Affiliates). Offers of employment at the Stores or at such administrative home office shall be based on compensation and benefits in effect at the Stores or such administrative home office, as the case may be, for similarly-situated employees at the date of employment, as amended from time to time thereafter. Offers of employment at Richfood's Warehouse shall be based on compensation and benefits in effect at Richfood's Warehouse for similarly-situated employees at the date of employment, as amended from time to time thereafter. Former employees of Seller who are employed by Buyer or Richfood, Inc. pursuant to this subsection shall be granted past service credit for eligibility, vesting (except in the case of any Buyer defined benefit pension plan in which an employee may become eligible to participate) and any service qualifications for benefits, but not for benefit accrual purposes. Except as specifically provided in any Contract assumed by Buyer, Buyer does not undertake to retain or maintain any specific benefit or level of benefits for former employees of Seller after the Closing Date.


                                   ARTICLE VII

                                   Tax Matters

                  Section 7.1 Transfer Taxes. Except to the extent otherwise provided herein, Buyer shall pay, and shall indemnify and hold harmless Seller from and against, all sales, use, transfer, real property transfer, documentary stamp, recording and other similar taxes and fees (including any interest and penalties with respect to any such taxes or fees) arising out of or in connection with the transactions effected pursuant to this Agreement. Seller and Buyer shall cooperate in filing all necessary documentation and tax returns with respect to such taxes.

                  Section 7.2  Withholding.  For purposes of  withholding  under
Section 1445 of the Code, Seller represents that it is not a "foreign person" as defined in Section 1445(f)(3) of the Code. Seller shall provide to Buyer prior to the Closing Date any certificate or affidavit necessary to substantiate exemption from such withholding.


                                  ARTICLE VIII

                    Conditions of Buyer's Obligation to Close

                  Buyer's obligation to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Buyer, of all of the following conditions:

                  Section 8.1 Representations, Warranties and Covenants of Seller. The representations and warranties of Seller contained in this Agreement shall be true and correct (a) in all respects on and as of the Closing Date (as to the representations and warranties set forth in Section 3.6(b) hereof and as to representations and warranties specifically qualified or limited by the term "Material Adverse Effect," the word "material" or phrases of like import), and
(b) in all material respects on and as of the Closing Date (as to representations and warranties not qualified or limited by the term "Material Adverse Effect," the word "material" or phrases of like import), in each case with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

                  Section 8.2 HSR Act Waiting Period; Governmental Consents. The HSR Act and the regulations promulgated thereunder shall have been complied with, and all waiting periods applicable under the HSR Act shall have expired or been terminated, and all governmental filings, approvals and consents shall have been accomplished, transferred or obtained that are necessary in order that the transactions contemplated hereby may be accomplished in compliance with Law.

                  Section 8.3 No Injunction or Government Action. At the Closing Date, there shall be in effect no Decree of Prohibition, and no Governmental Authority shall have commenced any Action or threatened, in writing, to commence any Action, seeking a Decree of Prohibition. For purposes of Sections 8.3 and
9.3 hereof, "Decree of Prohibition" shall mean any injunction, restraining order, decree of any nature, of or with any Governmental Authority or body of competent jurisdiction, that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

                  Section 8.4 Bankruptcy Court Confirmation; Effectiveness of Plan.

                  (a) The sale of the Assets contemplated by this Agreement to Buyer (i) shall continue, at all times prior to the Confirmation Order described below, to be identified and included in the Plan filed in the Bankruptcy Case, and (ii) shall be confirmed by the Bankruptcy Court in an order entered on the docket by the Clerk of the Bankruptcy Court which (A) as to the transactions contemplated in this Agreement is in form and substance acceptable in all material respects to Buyer in its reasonable discretion (it being understood that the provisions of the Confirmation Order relating to classification and treatment of creditors and interest holders, the administration of the reorganized debtor (including distribution mechanisms, corporate governance and resolution of disputed claims and interests), or release provisions (other than as such provisions relate to Buyer and its Affiliates) need not be acceptable to Buyer), (B) shall provide, pursuant to Section 363(f) of the Bankruptcy Code, that the sale is free and clear of any interest in the Assets, (C) shall by its terms afford Buyer the protections set forth in Section 363(m) of the Bankruptcy Code, (D) has not been reversed, stayed, modified or amended and (E) as to which the time for filing a notice of appeal or petition for certiorari, or request for reargument or further review or rehearing shall have expired (the "Confirmation Order").

                  (b) All conditions to the Effective Date (as defined in the Plan), other than consummation of the Asset Purchase contemplated herein, shall have been satisfied or waived in accordance with the Plan.


                                   ARTICLE IX

                   Conditions to Seller's Obligation to Close

                  Seller's    obligation   to   consummate   the    transactions
contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date, or waiver by Seller, of all of the following conditions:

                  Section 9.1 Representations, Warranties and Covenants of Buyer. The representations and warranties of Buyer contained in this Agreement shall be true and correct (a) in all respects on and as of the Closing Date (as to representations and warranties specifically qualified or limited by the word "material" or phrases of like import), and (b) in all material respects on and as of the Closing Date (as to representations and warranties not so qualified or limited), in each case with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

                  Section 9.2 HSR Act Waiting Period; Governmental Consents. The HSR Act and the regulations promulgated thereunder shall have been complied with, and all waiting periods applicable under the HSR Act shall have expired or been terminated, and all governmental filings, approvals and consents shall have been accomplished, transferred or obtained that are necessary in order that the transactions contemplated hereby may be accomplished in compliance with Law.

                  Section 9.3 No Injunction or Government Action. At the Closing Date, there shall be in effect no Decree of Prohibition, and no Governmental Authority shall have commenced any Action or threatened, in writing, to commence any Action, seeking a Decree of Prohibition.

                  Section 9.4 Bankruptcy Court Confirmation; Effectiveness of Plan.

                  (a) The sale of the Assets contemplated by this Agreement to Buyer (i) shall continue at all times prior to the Confirmation Order to be identified and included in the Plan filed in the Bankruptcy Case, and (ii) shall be confirmed by the Bankruptcy Court in a Confirmation Order.

                  (b) All conditions to the Effective Date (as defined in the Plan), other than consummation of the Asset Purchase contemplated herein, shall have been satisfied or waived in accordance with the Plan.

                                    ARTICLE X

                                   Termination

                  Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

                  (a) the mutual consent of Seller and Buyer as set forth in a written termination agreement;

                  (b) Buyer if: (i) the break-up fee and expense reimbursement provisions contemplated in Section 10.2(b) hereof are disapproved by the Bankruptcy Court, or if such provisions are not approved by the Bankruptcy Court at least five (5) days prior to confirmation of the Plan (if the Bankruptcy Case is a "prepackaged" bankruptcy) or within forty-five (45) days after commencement of the Bankruptcy Case (if the Bankruptcy Case is not a "prepackaged" bankruptcy), or if such approval, once obtained, is thereafter revoked, rescinded, stayed or modified in any material respect; (ii) an order with respect to the Bankruptcy Case shall be entered by the Bankruptcy Court, or the Seller shall file an application for an order with respect to the Bankruptcy Case, seeking the appointment of (A) a trustee under Section 1104 of the Bankruptcy Code, or (B) an examiner with enlarged powers relating to the operation of Seller's business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; (iii) an order with respect to the Bankruptcy Case shall be entered by the Bankruptcy Court converting such case to a case under Chapter 7 of the Bankruptcy Code; (iv) an application for any of the orders described in clauses (ii) and (iii) of this subsection shall be made by a Person other than the Seller and such application is not contested by the Seller in good faith or the relief requested is granted in an order that is not stayed pending appeal;
(v) Seller fails to perform its obligations pursuant to Section 5.5 hereof in any material respect in reliance upon the proviso set forth in the first sentence of such Section; or (vi) an event occurs that would be prohibited by
Section 5.7 in any material respect in the absence of a Bankruptcy Court order or requirement permitting or requiring such event;

                  (c) Seller if, prior to the commencement of the Bankruptcy Case, a Person or group shall have made a bona fide proposal with respect to the acquisition of all of Seller's outstanding capital stock, or all or substantially all of Seller's assets, that the Board of Directors of Seller believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to the creditors and shareholders of Seller than the proposal set forth in this Agreement (a "Superior Proposal"); provided, that Buyer does not make, within five business days of receiving notice of such third party proposal, an offer that the Board of Directors of Seller believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to Seller's creditors and shareholders as such Superior Proposal; or

                  (d) either Seller or Buyer if the Closing has not occurred by the close of business on February 28, 1998, and if the failure to consummate the transactions contemplated by this Agreement on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any covenant provided for herein that is required to be fulfilled prior to Closing.

                  Section 10.2 Procedure and Effect of Termination. (a) In the event of termination of this Agreement by either or both of Seller and Buyer pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, the transactions contemplated hereby shall be abandoned without further action by the parties hereto and, subject to subsection (b) hereof, the parties hereto waive and release any claim or Action with respect thereto, except that the Confidentiality Agreement and any provisions of this Agreement relating to the responsibility for expenses incurred in connection with the transactions contemplated by this Agreement shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any willful, material breach of this Agreement prior to such termination (except that the break-up fee and expense reimbursement provisions of Section 10.2(b) hereof shall be the sole remedy of Buyer and Richfood in the event of a termination that is the subject of such provisions).

                  (b)      Notwithstanding the foregoing:

                           (i) in the event that this Agreement is terminated by
                  Seller pursuant to Section 10.1(c) hereof, then Seller shall pay to Buyer a break-up fee in an amount equal to $4.0 million;

                           (ii) in the event that (A) this Agreement is terminated by Buyer pursuant to Section 10.1(b)(i), 10.1(b)(v) or 10.1(b)(vi) hereof, (B) this Agreement is terminated by Buyer pursuant to Section 10.1(d) hereof, and the failure to complete the Closing by the date set forth in such Section is solely a result of a material breach by Seller of its obligations hereunder or (C) this Agreement is terminated or rejected under Section 365 of the Bankruptcy Code in the Bankruptcy Case (other than solely as a result of a material breach by Buyer of its obligations hereunder) and, in the case of (A), (B) or (C), within one year thereafter the Bankruptcy Court approves any agreement for the purchase of all or substantially all of the Assets or any other transaction involving the acquisition of a majority of the outstanding equity ownership of Seller by any Person or Persons other than Buyer or any of its Affiliates (other than a recapitalization involving the creditors of Seller or FF Holdings), then Seller shall pay to Buyer a break-up fee in an amount equal to $4.0 million; or

                           (iii) in the event that (A) this Agreement is terminated by Buyer pursuant to Section 10.1(b) hereof, (B) this Agreement is terminated by Buyer pursuant to Section 10.1(d) hereof, and the failure to complete the Closing by the date set forth in such Section is solely a result of a material breach by Seller of its obligations hereunder or (C) this Agreement is terminated or rejected under Section 365 of the Bankruptcy Code in the Bankruptcy Case (other than solely as a result of a material breach by Buyer of its obligations hereunder) and, in the case of (A), (B) or (C), within one year thereafter the

                  Bankruptcy Court approves any recapitalization involving the creditors of Seller or FF Holdings resulting in the acquisition of a majority of the outstanding equity ownership of Seller by any Person or Persons other than Buyer or any of its Affiliates, then Seller shall reimburse Buyer for its actual out-of-pocket expenses incurred in connection with the transactions contemplated herein (including, without limitation, the fees and expenses of Buyer's financial advisors, environmental consultants, accountants and legal counsel), not to exceed $1.0 million in the aggregate.

Any amount payable pursuant to this Section shall be due two business days after written demand by Buyer following the occurrence of any of the foregoing events, and shall be paid by wire transfer of immediately available federal funds.


                                   ARTICLE XI

                             No Survival; Guarantee

                  Section 11.1 No Survival. All representations and warranties of the parties contained in this Agreement or in any Schedule hereto shall terminate as of and shall not survive Closing. All covenants and agreements of the parties contained in this Agreement shall survive Closing.

                  Section 11.2 Guarantee. By execution of this Agreement, Richfood hereby: (a) agrees to cause Buyer to perform in full all of Buyer's obligations under this Agreement, and (b) unconditionally guarantees, jointly and severally with Buyer, the full performance by Buyer of all the terms, provisions, representations, warranties and obligations of Buyer under this Agreement.


                                   ARTICLE XII

                                  Miscellaneous

                  Section 12.1 Brokers. Except for the retention of DLJ by Seller and JPM by Richfood and Buyer, each party represents and warrants to the other that it has not engaged the services of any broker or finder in connection with this Agreement or the transactions contemplated hereby that would be entitled to a fee or commission from the other party. Each party agrees to indemnify and hold the other party harmless from and against any claim for commissions, finder's fees or any similar payment in connection with this Agreement or the transactions contemplated hereby asserted by any broker or finder claiming to have been employed by or on behalf of the indemnifying party and its Affiliates.

                  Section 12.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to the choice of law principles thereof.

                  Section 12.4 Entire Agreement. This Agreement (including any agreements incorporated herein) and the Schedules and Exhibits hereto, together with the Confidentiality Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and there are no other agreements, understandings, representations or warranties between the parties. This Agreement is not intended to confer upon any person not a party hereto (or a party's successors and assigns permitted by Section 12.7) any rights or remedies hereunder.

                  Section 12.5 Expenses. Except as otherwise expressly set forth in this Agreement, whether or not the Asset Purchase is consummated, all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  Section 12.6 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by nationally recognized overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission service to the appropriate address or number as set forth below:

                  (a)      if to Seller, to:

                           Farm Fresh, Inc.
                           7530 Tidewater Drive
                           Norfolk, Virginia 23505

                           Attention:  President
                           Fax No.:    757-480-6714

                           with a copy to:

                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, Pennsylvania 19103

                           Attention:  David E. Schulman
                           Fax No.:    215-994-2222

                  (b)      if to Richfood or Buyer, to:

                           Richfood Holdings, Inc.
                           FF Acquisition, L.L.C.
                                c/o Richfood Holdings, Inc.
                           4860 Cox Road
                           Glen Allen, Virginia 23060

                           Attention:  John E. Stokely
                                       President & Chief Executive Officer
                           Fax No.:    804-915-6010

                           with a copy to:

                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 E. Byrd Street
                           Richmond, Virginia 23219

                           Attention:  Gary E. Thompson
                           Fax No.:    804-788-8218

or at such other address and to the attention of such other person as a party may designate by written notice to the other party.

                  Section 12.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto shall be entitled to assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto.

                  Section 12.8 Headings; Definitions. This section and article headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  Section 12.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                  Section 12.10 Interpretation. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, or are required to be included in the Schedules, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material or are required to be included in the Schedules, for purposes of this Agreement.

                  Section 12.11 Severability. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                    FARM FRESH, INC.


                                    By:   //s// Ronald E. Johnson
                                         -------------------------------------
                                             Name:   Ronald E. Johnson
                                             Title:   Chairman, President, CEO


                                    RICHFOOD HOLDINGS, INC.


                                    By:   //s// John E. Stokely
                                         -------------------------------------
                                             Name:   John E. Stokely
                                             Title:  President and CEO


                                    FF ACQUISITION, L.L.C.


                                    By:   //s// John E. Stokely
                                         -------------------------------------
                                             Name:   John E. Stokely
                                             Title:  President